Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the KUSH BOTTLES, INC. 2016 STOCK INCENTIVE PLAN, of Kush Bottles, Inc., of our report dated November 30, 2015, with respect to the consolidated financial statements of Kush Bottles, Inc., included in its Annual Report (Form 10-K) for the year ended August 31, 2015, filed with the Securities and Exchange Commission.

/s/ RBSM LLP

Larkspur, CA

February 9, 2016